                                                                SUB-ITEM 77Q1(e)

                                   AMENDMENT
                                       TO
                     MASTER INVESTMENT ADVISORY AGREEMENTS

      The Master Investment Advisory Agreements (the "Agreements") by and between Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation, and each registered investment company set forth on Exhibit A to this Amendment (each individually referred to as "Fund", or collectively, "Funds"), severally, on behalf of each of their series of beneficial interest (each, a "Portfolio"), is hereby amended as follows:

      WHEREAS, at the close of business on December 31, 2009, Invesco Aim Advisors, Inc. merged into Invesco Institutional (N.A.), Inc., and subsequently Invesco Institutional (N.A.), Inc. was renamed Invesco Advisers, Inc.;

      WHEREAS, Invesco Advisers, Inc. assumes all rights, duties and obligations under the Agreements;

      NOW, THEREFORE, the parties acknowledge and agree that Invesco Advisers, Inc., as successor by merger to Invesco Aim Advisors, Inc., shall be bound by the terms of such Agreements and shall assume all of Invesco Aim Advisors, Inc.'s rights, duties and obligations as its own as of January 1, 2010;

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: January 1, 2010

                                           INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes               By: /s/ John M. Zerr
        ----------------------------           -------------------------------
            Assistant Secretary                    John M. Zerr
                                                   Senior Vice President

(SEAL)

                                           AIM COUNSELOR SERIES TRUST
                                           AIM EQUITY FUNDS
                                           AIM FUNDS GROUP
                                           AIM GROWTH SERIES
                                           AIM INTERNATIONAL MUTUAL FUNDS
                                           AIM INVESTMENT FUNDS
                                           AIM INVESTMENT SECURITIES FUNDS
                                           AIM SECTOR FUNDS
                                           AIM TAX-EXEMPT FUNDS
                                           AIM TREASURER'S SERIES TRUST
                                           AIM VARIABLE INSURANCE FUNDS
                                           SHORT-TERM INVESTMENTS TRUST

Attest: /s/ Stephen R. Rimes               By: /s/ Stephen R. Rimes
        ----------------------------           -------------------------------
            Assistant Secretary                    John M. Zerr
                                                   Senior Vice President

                                   EXHIBIT A
                                       TO
               AMENDMENT TO MASTER INVESTMENT ADVISORY AGREEMENT

FUND                                             AMENDMENT NUMBER
-------------------------------------            ----------------
AIM Counselor Series Trust                        8
AIM Equity Funds                                 14
AIM Funds Group                                  13
AIM Growth Series                                13
AIM Investment Funds                             15
AIM International Mutual Funds                    4
AIM Investment Securities Funds                  10
AIM Sector Funds                                  3
AIM Tax-Exempt Funds                              2
AIM Treasurer's Series Trust                      3
AIM Variable Insurance Funds                     18
Short-Term Investments Trust                      5